Exhibit 99.1
SecureWorks Reports First Quarter Fiscal 2018 Results

•	Revenue increased 14 percent year-over-year to $114 million.

•	Gross margin increased 250 basis points over last year; non-GAAP gross margin increased 220 basis points over last year.

•	The Company made significant investments in its sales organization to address the market opportunity and accelerate momentum in the second half of fiscal 2018.

ATLANTA, Ga, June 6, 2017 - SecureWorks (NASDAQ: SCWX), a leading provider of intelligence-driven information security solutions, today announced its financial results for its first quarter of fiscal 2018, which ended May 5, 2017.

"We had a solid first quarter fiscal 2018 with double-digit revenue growth and improved gross margins year over year. We are investing more heavily in our sales organization to ignite momentum in the second half of fiscal 2018,” said Michael R. Cote, Chief Executive Officer of SecureWorks. “We have built a foundation for growth and are realizing the benefit of scale from our technology platform and our client delivery model. We see vast opportunity as the only pure-play managed security solutions company in the growing cyber security industry, and we are excited about the future.”

Business and operational highlights for the first quarter of fiscal 2018 include the following:

•
The Company launched security monitoring of Microsoft Office 365. Together with its Cloud Guardian portfolio of cloud security offerings, this solution represents one more way that SecureWorks helps clients secure workloads from on-prem to the cloud.

•
The Company launched its mobile application, providing its clients with the key features of the Client Portal on a mobile device, and facilitating on-the-go threat management including searching, filtering, and drill-down capabilities. Nearly all of the clients that have subscribed to the app have integrated push notifications into their security workflow.

•
SecureWorks’ annual Enterprise Security Summit (ESS) once again provided senior security professionals an exclusive forum to openly discuss security challenges and concerns. This year’s ESS was the largest since inception, attended by decision makers at clients from 35 states, four countries and 12 industries.

•
Highly sought-after experts working for SecureWorks, an industry thought leader, continue to achieve worldwide recognition and generate interest in the Company’s solutions. Published reports this quarter included "Iron Twilight" and the "2017 Ransomware Defense Survey."

First Quarter Fiscal 2018 Financial Results Highlights

•
Revenue increased 13.8 percent to $113.6 million from $99.8 million in the first quarter of fiscal 2017. Non-GAAP revenue increased 13.7 percent to $113.7 million from $100.0 million in the first quarter of fiscal 2017.

•
Gross margin was 52.5 percent, up from 50.0 percent in the first quarter of fiscal 2017. Non-GAAP gross margin increased to 55.8 percent from 53.6 percent in the first quarter of fiscal 2017. The increase in GAAP and non-GAAP gross margins was due to revenue growth and operational efficiencies as we continued to leverage our global service delivery model.

•	Operating loss was $20.4 million; non-GAAP operating loss was $9.4 million.

•
Net loss was $14.2 million, or $0.18 per share, compared to a net loss of $11.6 million, or $0.17 per share, in the first quarter of fiscal 2017. Non-GAAP net loss was $6.5 million, or $0.08 per share, compared to a non-GAAP net loss of $6.1 million, or $0.09 per share, in the first quarter of fiscal 2017.

•	Adjusted EBITDA loss was $6.4 million, compared to an adjusted EBITDA loss of $7.6 million in the first quarter of fiscal 2017.

•	The number of weighted average shares outstanding during the first quarter was approximately 80.056 million.

•
Monthly recurring revenue as of May 5, 2017 increased 10.4 percent to $31.9 million from $28.9 million as of May 1, 2016. The Company’s monthly recurring revenue metric represents the monthly value of its subscription contracts, including operational backlog, as of period end.

Second Quarter and Full Fiscal Year 2018 Guidance

Based on current market conditions, first quarter performance and the continued investment in its sales organization, the Company expects the following results for the second quarter and full fiscal year ending on February 2, 2018:

For the second quarter, the Company expects:

•	Revenue to be in the range of $113 to $114 million on both a GAAP and non-GAAP basis.

•	Net loss per share to be in the range of $0.17 to $0.18 and non-GAAP net loss per share to be in the range of $0.08 to $0.09.

•	Approximately 80.353 million weighted average shares outstanding during the second quarter of fiscal 2018.

For fiscal year 2018, the Company expects the following results, updating previously announced full year guidance:

•	Revenue to be in the range of $459 to $464 million. Non-GAAP revenue to be in the range of $460 to $465 million.

•	Net loss to be in the range of $53 to $55 million and adjusted EBITDA loss to be in the range of $24 to $28 million.

•	Net loss per share to now be in the range of $0.66 to $0.69 and non-GAAP net loss per share to be in the range of $0.30 to $0.33.

•	Approximately 80.286 million weighted average shares outstanding during fiscal year 2018.

•	Capital expenditures to be approximately $18 to $20 million.

•	Monthly recurring revenue to be in the range of $34.4 to $36.4 million at the end of the fourth quarter of fiscal 2018.

Conference Call Information
As previously announced, the Company will hold a conference call to discuss its first quarter performance and outlook for its second quarter and full fiscal year 2018 on June 6, 2017, at 8:00 a.m. ET. A live audio webcast of the conference call will be accessible on the company’s website at http://investors.secureworks.com. The webcast will be archived at the same location for one year.

Non-GAAP Financial Measures
The press release presents information about the Company’s non-GAAP revenue, non-GAAP gross margin, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share and adjusted EBITDA, which are non-GAAP financial measures provided as a supplement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of each of the foregoing historical and forward-looking non-GAAP financial measures to the most directly comparable historical and forward-looking GAAP financial measure is provided below for each of the fiscal periods indicated.

Special Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In some cases, you can identify these statements by such forward-looking words as “anticipate,” “believe,” “confidence,” “could,” “estimate,” “expect,” “guidance,” “intend,” “may,” “plan,” “potential,” “outlook,” “should,” “will” and “would,” or similar words or expressions that refer to future events or outcomes. Such forward-looking statements include, but are not limited to, the statements in this press release with respect to the Company’s expectations concerning its GAAP and non-GAAP revenue and GAAP and non-GAAP net loss per share for the second quarter of fiscal 2018 and for full year fiscal 2018, net loss and adjusted EBITDA loss for full year fiscal 2018, capital expenditures for full year fiscal 2018, weighted average shares outstanding for the second quarter of fiscal 2018 and for full year fiscal 2018, and monthly recurring revenue at the end of the second quarter and the fourth quarter of fiscal 2018, all of which reflect the Company’s current analysis of existing trends and information. These forward-looking statements represent the Company’s judgment only as of the date of this press release.

Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of risks, uncertainties and other factors, including those relating to: the Company’s ability to achieve or maintain profitability; the Company’s ability to enhance its existing solutions and technologies and to develop or acquire new solutions and technologies; the rapidly evolving market in which the Company operates; the Company’s reliance on personnel with extensive information security expertise; fluctuations in the Company’s quarterly results and other operating measures; intense competition in the Company’s markets; the Company’s ability to attract new clients, retain existing clients and increase its annual contract values; the Company’s reliance on its largest client and on clients in the financial services industry; the Company’s ability to manage its growth effectively; the Company’s ability to maintain high-quality client service and support functions; the Company’s service level agreements with clients requiring credits for service failures or inadequacies; the Company’s ability to continue expansion of its sales force; the Company’s long and unpredictable sales cycles; risks associated with the Company’s international sales and operations; the Company’s ability to expand its key distribution relationships; the Company’s technology alliance partnerships; real or perceived defects, errors or vulnerabilities in the Company’s solutions or the failure of its solutions to prevent a security breach; the ability of the Company’s solutions to interoperate with its clients’ IT infrastructure; the Company’s ability to use third-party technologies; the effect of evolving information security and data privacy laws and regulations on the Company’s business; the Company’s ability to maintain and enhance its brand; risks associated with the Company’s acquisition of other businesses; the Company’s recognition of revenue ratably over the terms of its managed security and threat intelligence contracts; the effect of timing differences between the expensing of sales commissions paid to the Company’s strategic and distribution partners and the recognition of associated revenues; estimates or judgments relating to the Company’s critical accounting policies; the Company’s exposure to fluctuations in currency exchange rates; the effect of governmental export or import controls on the Company’s business; the Company’s compliance with the Foreign Corrupt Practices Act and similar laws; the Company’s ability to maintain effective disclosure controls and procedures; the effect of natural disasters and other catastrophic events on the Company’s ability to serve its clients; the Company’s reliance on patents to protect its intellectual property rights; the Company’s ability to protect, maintain or enforce its non-patented intellectual property rights and proprietary information; claims by third parties of infringement of their proprietary technology by the Company; the Company’s use of open source technology; and risks related to the Company’s relationship with Dell Technologies Inc. and Dell Inc. and control of the Company by Dell Technologies Inc.

This list of risks, uncertainties and other factors is not complete. The Company discusses these matters more fully, as well as certain risk factors that could affect the Company’s business, financial condition, results of operations and prospects, under the caption “Risk Factors” in the Company’s annual report on Form 10-K for the fiscal year ended February 3, 2017, as well as in the Company’s other SEC filings, including the Company’s quarterly report on Form 10-Q to be filed for the fiscal first quarter ended May 5, 2017. Any or all forward-looking statements the Company makes may turn out to be wrong and can be affected by inaccurate assumptions the Company might make or by known or unknown risks, uncertainties and other factors, including those identified in this press release. Accordingly, you should not place undue reliance on the forward-looking statements made in this press release, which speak only as of its date. The Company does not undertake to update, and expressly disclaims any obligation to update, any of its forward-looking statements, whether as a result of circumstances or events that arise after the date the statements are made, new information or otherwise.

About SecureWorks
SecureWorks® (NASDAQ: SCWX) is a leading global cybersecurity company that keeps organizations safe in a digitally connected world. We combine visibility from thousands of clients, artificial intelligence and automation from our industry-leading SecureWorks Counter Threat Platform™, and actionable insights from our team of elite researchers and analysts to create a powerful network effect that provides increasingly strong protection for our clients. By aggregating and analyzing data from any source, anywhere, we prevent security breaches, detect malicious activity in real time, respond rapidly, and predict emerging threats. We offer our clients a cyber-defense that is Collectively Smarter. Exponentially Safer.™ www.secureworks.com

Contact Information

Investor Inquiries:
Rebecca Gardy
Investor Relations Officer
404-417-4803
rgardy@secureworks.com

Media inquiries:
Elizabeth W. Clarke
Director of Media Relations
404-486-4492
eclarke@secureworks.com

(Tables Follow)

SECUREWORKS CORP.
Condensed Consolidated Statements of Operations and Related Financial Highlights
(in thousands, except per share data and percentages)
(unaudited)

	Three Months Ended
	May 5, 2017	April 29, 2016
Net revenue	$113,593	$99,793
Cost of revenue	53,942	49,849
Gross margin	59,651	49,944
Research and development	19,479	17,597
Sales and marketing	37,169	30,262
General and administrative	23,404	21,085
Total operating expenses	80,052	68,944
Operating loss	(20,401)	(19,000)
Interest and other, net	(649)	365
Loss before income taxes	(21,050)	(18,635)
Income tax benefit	(6,814)	(7,008)
Net loss	$(14,236)	$(11,627)

Net loss per common share (basic and diluted)	$(0.18)	$(0.17)
Weighted-average common shares
outstanding (basic and diluted)	80,056	70,330

Percentage of Total Net Revenue
Gross margin	52.5%	50.0%
Research and development	17.1%	17.6%
Sales and marketing	32.7%	30.3%
General and administrative	20.6%	21.1%
Operating expenses	70.5%	69.1%
Operating loss	(18.0)%	(19.0)%
Loss before income taxes	(18.5)%	(18.7)%
Net loss	(12.5)%	(11.7)%
Effective tax rate	32.4%	37.6%

Note: Percentage growth rates are calculated based on underlying data in thousands

SECUREWORKS CORP.
Condensed Consolidated Statements of Financial Position
(in thousands)
(unaudited)

	May 5, 2017	February 3, 2017
Assets:
Current assets:
Cash and cash equivalents	$91,566	$116,595
Accounts receivable, net	123,164	113,546
Inventories, net	1,470	1,947
Other current assets	51,477	51,947
Total current assets	267,677	284,035
Property and equipment, net	31,199	31,153
Goodwill	416,487	416,487
Purchased intangible assets, net	254,987	261,921
Other non-current assets	6,131	5,704
Total assets	$976,481	$999,300
Liabilities and Stockholders' Equity:
Current liabilities:
Accounts payable	$25,551	$24,119
Accrued and other	45,280	59,704
Short-term deferred revenue	128,090	119,909
Total current liabilities	198,921	203,732
Long-term deferred revenue	14,893	14,752
Other non-current liabilities	82,382	89,392
Total liabilities	296,196	307,876
Stockholders' equity	680,285	691,424
Total liabilities and stockholders' equity	$976,481	$999,300

SECUREWORKS CORP.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended
	May 5, 2017	April 29, 2016
Cash flows from operating activities:
Net loss	$(14,236)	$(11,627)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	10,261	9,626
Change in fair value of convertible notes	—	132
Stock-based compensation expense	3,628	360
Effects of exchange rate changes on monetary assets and liabilities denominated in foreign currencies	602	(459)
Income tax benefit	(6,814)	(7,008)
Provision for doubtful accounts	889	590
Changes in assets and liabilities:
Accounts receivable	(10,494)	7,369
Due to/from parent	7,506	(10,864)
Inventories	475	(670)
Other assets	(160)	(2,037)
Accounts payable	1,423	995
Deferred revenue	8,247	4,955
Accrued and other liabilities	(20,982)	(7,570)
Net cash used in operating activities	(19,655)	(16,208)
Cash flows from investing activities:
Capital expenditures	(3,350)	(3,474)
Net cash used in investing activities	(3,350)	(3,474)
Cash flows from financing activities:
Proceeds from IPO, net	—	99,971
Capital contribution from parent, net	—	10,000
Principal payments on financing arrangement with Dell Financial Services	(800)	—
Taxes paid on vested restricted shares	(1,224)	—
Net cash provided by (used in) financing activities	(2,024)	109,971
Net increase (decrease) in cash and cash equivalents	(25,029)	90,289
Cash and cash equivalents at beginning of the period	116,595	33,422
Cash and cash equivalents at end of the period	$91,566	$123,711

Supplemental disclosure of non-cash financing activities:
Conversion of convertible notes to common stock	$—	$28,125
Income taxes paid	$85	$—

Non-GAAP Financial Measures
This press release presents information about the Company’s non-GAAP revenue, non-GAAP gross margin, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share and adjusted EBITDA, which are non-GAAP financial measures provided as a supplement to the results provided in accordance with GAAP. The Company believes these non-GAAP financial measures provide useful information to help evaluate its operating results by facilitating an enhanced understanding of its operating performance and enabling more meaningful period-to-period comparisons. There are limitations to the use of the non-GAAP financial measures presented in the press release. These non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in SecureWorks’ industry, may calculate non-GAAP financial measures differently than the Company does, limiting the usefulness of those measures for comparative purposes.
A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure is provided below for each of the periods indicated. Investors are encouraged to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future fiscal periods, the Company may exclude such items and may incur income and expenses similar to these excluded items. Accordingly, the exclusion of these items and other similar items in this non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual.

The Company excludes the following items from one or more of its non-GAAP financial measures:

Impact of purchase accounting. The impact of purchase accounting consists primarily of purchase accounting adjustments related to a change in the basis of deferred revenue for the going-private transaction of Dell Inc. (“Dell”), an indirect parent of the Company, that was completed on October 29, 2013. The Company believes it is useful to exclude such purchase accounting adjustments related to the foregoing transactions as this deferred revenue generally results from multi-year service contracts under which deferred revenue is established upon sale and revenue is recognized over the term of the contract. Pursuant to the fair value provisions applicable to the accounting for business combinations, GAAP requires this deferred revenue to be recorded at its fair value, which is typically less than the book value. In presenting non-GAAP earnings, the Company adds back the reduction in revenue that results from this revaluation on the expectation that a significant majority of these service contracts will be renewed in the future and therefore the revaluation is not helpful in predicting its ongoing revenue trends. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (1) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making, and (2) compare past and future reports of SecureWorks’ financial results, as the revenue reduction related to acquired deferred revenue will not recur when related service contracts are renewed in future periods.

Amortization of intangible assets. Amortization of intangible assets consists of amortization of customer relationships and acquired technology. In connection with Dell’s going-private transaction, all of the Company’s tangible and intangible assets and liabilities were accounted for and recognized at fair value on the transaction date. Accordingly, for periods after October 29, 2013, amortization of intangible assets consists of amortization associated with intangible assets recognized in connection with Dell’s going-private transaction.

Stock-based compensation. Non-cash stock-based compensation relates to awards under both the Dell Technologies and SecureWorks equity plans. We exclude such expenses when assessing the effectiveness of our operating performance since they do not necessarily correlate with the underlying operating performance of the business.
Other expenses. Other expenses include professional fees incurred by the Company in connection with the Company’s initial public offering and amounts expensed in the settlement of a legal matter. The Company excludes these expenses for the purpose of calculating the non-GAAP financial measures because it believes these items are outside the ordinary course of business and do not contribute to a meaningful evaluation of its current operating performance or comparisons to its past operating performance.

Aggregate adjustment for income taxes. The aggregate adjustment for income taxes is the estimated combined income tax effect for the adjustments mentioned above. The tax effects are determined based on the tax jurisdictions where the above items were incurred.

As the excluded items can have a material impact on earnings, management compensates for this limitation by relying primarily on GAAP results and using non-GAAP financial measures supplementally. The non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute for revenue, gross margin, research and development expenses, sales and marketing expenses, general and administrative expenses, operating loss or net loss prepared in accordance with GAAP, and should be read only in conjunction with financial information presented on a GAAP basis.

(Tables Follow)

SECUREWORKS CORP.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	May 5, 2017	April 29, 2016
GAAP revenue	$113,593	$99,793
Impact of purchase accounting	146	221
Non-GAAP revenue	$113,739	$100,014

GAAP gross margin	$59,651	$49,944
Amortization of intangibles	3,410	3,410
Impact of purchase accounting	156	261
Stock-based compensation expense	224	19
Non-GAAP gross margin	$63,441	$53,634

GAAP research and development expenses	$19,479	$17,597
Stock-based compensation expense	(814)	(82)
Non-GAAP research and development expenses	$18,665	$17,515

GAAP sales and marketing expenses	$37,169	$30,262
Stock-based compensation expense	(214)	(43)
Non-GAAP sales and marketing expenses	$36,955	$30,219

GAAP general and administrative expenses	$23,404	$21,085
Amortization of intangibles	(3,524)	(3,524)
Impact of purchase accounting	(256)	(229)
Stock-based compensation expense	(2,376)	(216)
Other	—	(1,164)
Non-GAAP general and administrative expenses	$17,248	$15,952

GAAP operating loss	$(20,401)	$(19,000)
Amortization of intangibles	6,934	6,934
Impact of purchase accounting	412	490
Stock-based compensation expense	3,628	360
Other	—	1,164
Non-GAAP operating loss	$(9,427)	$(10,052)

GAAP net loss	$(14,236)	$(11,627)
Amortization of intangibles	6,934	6,934
Impact of purchase accounting	412	490
Stock-based compensation expense	3,628	360
Other	—	1,164
Aggregate adjustment for income taxes	(3,234)	(3,422)
Non-GAAP net loss	$(6,496)	$(6,101)

GAAP net loss per share	$(0.18)	$(0.17)

Amortization of intangibles	0.09	0.10
Impact of purchase accounting	0.01	0.01
Stock-based compensation expense	0.05	0.01
Other	—	0.02
Aggregate adjustment for income taxes	(0.04)	(0.06)
Non-GAAP net loss per share *	$(0.08)	$(0.09)

* Sum of reconciling items may differ from total due to rounding of individual components

GAAP net loss	$(14,236)	$(11,627)
Interest and other, net	649	(365)
Income tax benefit	(6,814)	(7,008)
Depreciation and amortization	10,261	9,626
Stock-based compensation expense	3,628	360
Impact of purchase accounting	146	221
Other	—	1,164
Adjusted EBITDA	$(6,366)	$(7,629)

SECUREWORKS CORP.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended
Percentage of Total Net Revenue	May 5, 2017	April 29, 2016

GAAP gross margin	52.5%	50.0%
Non-GAAP adjustment	3.3%	3.6%
Non-GAAP gross margin	55.8%	53.6%

GAAP research and development expenses	17.1%	17.6%
Non-GAAP adjustment	(0.7)%	(0.1)%
Non-GAAP research and development expenses	16.4%	17.5%

GAAP sales and marketing expenses	32.7%	30.3%
Non-GAAP adjustment	(0.2)%	(0.1)%
Non-GAAP sales and marketing expenses	32.5%	30.2%

GAAP general and administrative expenses	20.6%	21.1%
Non-GAAP adjustment	(5.4)%	(5.2)%
Non-GAAP general and administrative expenses	15.2%	15.9%

GAAP operating loss	(18.0)%	(19.0)%
Non-GAAP adjustment	9.7%	8.9%
Non-GAAP operating loss	(8.3)%	(10.1)%

GAAP net loss	(12.5)%	(11.7)%
Non-GAAP adjustment	6.8%	5.6%
Non-GAAP net loss	(5.7)%	(6.1)%

SECUREWORKS CORP.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in millions, except per share data)
(unaudited)

	Low End of Guidance		High End of Guidance
	Three Months Ending	Full Year Ending	Three Months Ending	Full Year Ending
	August 4, 2017	February 2, 2018	August 4, 2017	February 2, 2018

GAAP revenue	$113	$459	$114	$464
Impact of purchase accounting	—	1	—	1
Non-GAAP revenue	$113	$460	$114	$465

GAAP net loss per share	$(0.18)	$(0.69)	$(0.17)	$(0.66)
Amortization of intangibles	0.09	0.35	0.09	0.35
Impact of purchase accounting	0.01	0.02	0.01	0.02
Stock-based compensation expense	0.05	0.19	0.05	0.19
Aggregate adjustment for income taxes	(0.05)	(0.19)	(0.05)	(0.19)
Non-GAAP net loss per share*	$(0.09)	$(0.33)	$(0.08)	$(0.30)

GAAP net loss		$(55)		$(53)
Interest and other, net		—		—
Income tax benefit		(31)		(29)
Depreciation and amortization		41		41
Stock-based compensation expense		15		15
Impact of purchase accounting		2		2
Adjusted EBITDA		$(28)		$(24)

*	Sum of reconciling items may differ from total due to rounding of individual components
Sum of quarterly guidance may differ from full year guidance due to rounding